As filed with the U.S. Securities and Exchange Commission on April 16, 2026

Registration No. 333-269693

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

ON FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

U.S. GOLDMINING INC.

(Exact name of registrant as specified in its charter)

Nevada	1040	37-1792147
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1188 West Georgia Street, Suite 1830

Vancouver, BC, Canada V6E 4A2

(604) 388-9788

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tim Smith, Chief Executive Officer

U.S. GoldMining Inc.

1188 West Georgia Street, Suite 1830

Vancouver, BC, Canada V6E 4A2

(604) 388-9788

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Rick A. Werner, Esq.	Rod Talaifar, Esq.
Alla Digilova, Esq.	Sangra Moller LLP
Haynes and Boone, LLP	1000 Cathedral Place
30 Rockefeller Plaza,	925 West Georgia Street
26th Floor	Vancouver, BC, Canada
New York, NY 10112	V6C 3L2
Tel.: (212) 659-7300	Tel.: (604) 662-8808

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

The Registrant filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 in connection with its initial public offering (Registration No. 333-269693) on February 10, 2023, as subsequently amended, which was declared effective by the SEC on April 19, 2023 (the “Registration Statement”).

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 on Form S-3 (this “Post-Effective Amendment”) is being filed by the Registrant to convert the Registration Statement on Form S-1 into a registration statement on Form S-3 and to update the Registration Statement, including to incorporate the Registrant’s periodic reports by reference. The information included in this filing updates and supplements the Registration Statement and the prospectus contained therein. Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus contained in the Registration Statement has been combined into the prospectus contained in this Post-Effective Amendment.

The Registration Statement registered the offer and sale by the Registrant of 2,000,000 units (the “Units”), with each Unit consisting of (i) one share of common stock, par value $0.001 per share (the “Common Stock”), and (ii) one warrant (each, a “Warrant”) to purchase one share of Common Stock, at an exercise price of $13.00 per share, for a period of three years from the issue date. The Units were issued and sold in the Registrant’s initial public offering (the “IPO”), which closed on April 24, 2023, at a price of $10.00 per Unit, for gross proceeds of $20,000,000. The share of Common Stock and Warrant comprising each Unit were immediately separable and were issued separately in the initial public offering.

All 2,000,000 shares of Common Stock offered as part of the Units in the IPO have been issued and sold. As of April 15, 2026, there are 1,732,259 Warrants outstanding that remain unexercised. No additional securities are being registered under this Post-Effective Amendment. Accordingly, this Post-Effective Amendment concerns only the offer and sale of shares of Common Stock issuable upon the exercise of the unexercised Warrants that were issued in connection with the IPO.

All filing fees payable in connection with the registration of these securities were previously paid in connection with the initial filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED APRIL 16, 2026

1,732,259 Shares of Common Stock Issuable upon Exercise of Warrants

U.S. GOLDMINING INC.

This prospectus relates to 1,732,259 shares of our common stock, par value $0.001 per share (“Common Stock”), issuable upon the exercise of 1,732,259 outstanding warrants (the “Warrants”) originally issued to investors in connection with our initial public offering, which closed on April 24, 2023 (the “IPO”), pursuant to a prospectus dated April 20, 2023.

In order to obtain the shares of Common Stock, the holders of the Warrants must pay an exercise price of $13.00 per share of Common Stock (subject to adjustments described herein). Each Warrant was exercisable immediately upon issuance and will expire on April 24, 2026.

We will receive proceeds from the exercise of the Warrants (other than in certain permitted instances of cashless exercise of the Warrants) but not from the sale of the underlying shares of Common Stock.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “USGO.” Our Warrants are listed on The Nasdaq Capital Market under the symbol “USGOW.” The last reported sale price of our Common Stock and Warrants on The Nasdaq Capital Market on April 15, 2026 was $13.24 and $0.30, respectively.

We are a “smaller reporting company” and an “emerging growth company” as defined under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being a Smaller Reporting Company and Emerging Growth Company” for additional information.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus and in the documents incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). This prospectus relates to the offer and sale of shares of our common stock issuable upon the exercise of warrants that were originally registered pursuant to our registration statement on Form S-1 (Registration No. 333-269693), and that are now being registered pursuant to this post-effective amendment, which converts such registration statement from Form S-1 to Form S-3.

You should only rely on the information contained or incorporated by reference in this prospectus. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus, as well as the documents incorporated by reference into this prospectus, before making an investment decision. You should assume that the information appearing in this prospectus or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean U.S. GoldMining Inc., a Nevada corporation, and its subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable securities.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Special Note Regarding Forward-Looking Statements.” As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” refer to U.S. GoldMining Inc., a Nevada corporation, and its subsidiaries taken as a whole.

Overview

We are a United States domiciled exploration stage company and our sole project is currently the Whistler Project. The Whistler Project is a gold-copper exploration project located in the Yentna Mining District, approximately 170 km northwest of Anchorage, in Alaska.

We were incorporated on June 30, 2015, in Alaska as “BRI Alaska Corp.” On September 8, 2022, we redomiciled to Nevada and changed our name to “U.S. GoldMining Inc.” We are a subsidiary of GoldMining Inc. (“GoldMining”), a company organized under the laws of Canada and listed on the Toronto Stock Exchange and NYSE American. GoldMining is a public mineral exploration company that was incorporated in 2009 and is focused on the acquisition and development of gold assets in the Americas. Our principal executive offices are located at 1188 West Georgia Street, Suite 1830, Vancouver, British Columbia, Canada V6E 4A2 and our head operating offices are located at 301 Calista Court, Suite 200, Office 203, Anchorage, Alaska, 99518. Our website address is www.usgoldmining.us. Our shares of common stock and Warrants are listed on the Nasdaq Capital Market under the symbols “USGO” and
“USGOW”, respectively.

On April 24, 2023, in connection with the closing of our initial public offering (the “IPO”), we issued 2,000,000 units (the “Units”), with each Unit consisting of (i) one share of common stock and (ii) a warrant (each, a “Warrant”) to purchase one share of common stock at a price of $10.00 per Unit for gross proceeds of $20,000,000. The share of Common Stock and Warrant comprising each Unit were immediately separable and were issued separately in the offering. Each Warrant entitles the holder thereof to acquire one share of common stock at an exercise price of $13.00 per share for a period of three years from the issue date.

For more information about our company, please refer to the documents incorporated by reference in this prospectus, including our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q.

Implications of Being a Smaller Reporting Company and Emerging Growth Company

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), meaning that the market value of our shares held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended.

We are also an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC; (ii) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

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The Offering

Issuer	U.S. GoldMining Inc.
Securities offered by us	1,732,259 shares of common stock, par value $0.001 per share, issuable upon the exercise of 1,732,259 outstanding Warrants originally issued to investors in the IPO. In order to obtain the shares of common stock, the holders of the Warrants must pay an exercise price of $13.00 per share of common stock (subject to adjustments described herein). Each Warrant was exercisable immediately upon issuance and will expire on April 24, 2026.

Common stock outstanding prior to this offering	13,322,893 shares of common stock (as of April 15, 2026).

Common stock to be outstanding after this offering	15,055,152 shares of common stock, assuming the exercise of all outstanding Warrants.

Use of proceeds	We will receive proceeds from the exercise of the Warrants (other than in certain permitted instances of cashless exercise of the Warrants) but not from the sale of the underlying shares of common stock. We intend to use any net cash proceeds received for general working capital purposes. See “Use of Proceeds” below.

Nasdaq Capital Market Symbols	“USGO” (common stock) and “USGOW” (Warrants).

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page 8 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to invest in our common stock.

The number of shares of common stock to be outstanding after this offering is based on 13,322,893 shares of our common stock outstanding as of April 15, 2026.

Unless otherwise indicated, all share information in this prospectus excludes:

●	429,500 shares of common stock issuable upon the exercise of stock options under our equity incentive plans;
●	1,732,259 shares of common stock issuable upon the exercise of Warrants outstanding at a weighted average exercise price of $13.00 per share; and
●	888,514 shares of common stock available for future grants under our equity incentive plans.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the prospectus forming a part of the Registration Statement, together with all of the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K or any updates in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements and forward-looking information within the meaning of Canadian securities laws and the Private Securities Litigation Reform Act of 1995, collectively referred to as “forward-looking statements”. Forward-looking statements include statements that relate to our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. Forward-looking statements can often be identified by the use of terminology such as “subject to”, “believe”, “anticipate”, “plan”, “target”, “expect”, “intend”, “estimate”, “project”, “outlook”, “may”, “will”, “should”, “would”, “could”, “can”, the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. In addition, any statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. In particular, forward-looking statements include, but are not limited to, statements about:

●	anticipated tonnages and grades of the mineral resources disclosed for the Whistler Project;
●	our expectations regarding the continuity of mineral deposits;
●	our expectations regarding raising capital and developing the Whistler Project;
●	our planned exploration activities on the Whistler Project;
●	expectations regarding environmental, social or political issues that may affect the exploration or development progress;
●	our estimates regarding future revenue, expenses and needs for additional financing; and
●	our ability to attract and retain qualified employees and key personnel.

These forward-looking statements are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances, including that:

●	the timing and ability to obtain requisite operational, environmental and other licenses, permits and approvals, including extensions thereof will occur and proceed as expected;
●	current gold, silver, base metal and other commodity prices will be sustained, or will improve;
●	the proposed development of the Whistler Project will be viable operationally and economically and will proceed as expected;
●	any additional financing required by us will be available on reasonable terms or at all; and
●	we will not experience any material accident, labor dispute or failure of plant or equipment.

Despite a careful process to prepare and review the forward-looking statements, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct.

Forward-looking statements are necessarily based on a number of opinions, estimates and assumptions that we considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements, including but not limited to the risk factors described in greater detail under Item 1A. Risk Factors in our most recent Annual Report on Form 10-K filed with the SEC. Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements.

These factors should not be construed as exhaustive and should be read with other cautionary statements in this document. Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking statements. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking statements, which speak only as of the date made. The forward-looking statements contained in this document represent our expectations as of the date of this prospectus (or as the date they are otherwise stated to be made) and are subject to change after such date. However, we disclaim any intention or obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

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USE OF PROCEEDS

Assuming all 1,732,259 Warrants covered by this prospectus are exercised for cash, we would receive gross proceeds from the sale of shares of common stock upon exercise of such Warrants of approximately $22.5 million. Unless we inform you otherwise in a prospectus supplement, we intend to use any net cash proceeds received for general corporate and working capital purposes. Any proceeds from the exercise of Warrants would increase our liquidity, but we are not currently budgeting for any cash proceeds from the exercise of Warrants when planning for our operational funding needs. The Company will have broad discretion over the use of any such proceeds.

Because the holders of the Warrants may exercise the Warrants in their own discretion, if at all, we cannot predict how many, if any, of the Warrants covered by this prospectus will be exercised, or how many, if any, of the Warrants will be exercised for cash. It is possible that the Warrants covered by this prospectus may expire and may never be exercised.

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DESCRIPTION OF CAPITAL STOCK

A description of our capital stock, including our common stock, preferred stock and warrants, including the Warrants hereunder, is contained in the “Description of Securities” filed as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 20, 2026, and is incorporated herein by reference.

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DILUTION

No immediate dilution is expected from this offering, and we cannot estimate how many, if any, of the Warrants covered by this prospectus will be exercised, and if any of the Warrants are exercised, how many, if any, of the Warrants will be exercised for cash. Thus, we cannot estimate how many shares of Common Stock may actually be issued by us as a result of this offering. It is possible that the Warrants covered by this prospectus may expire and may never be exercised. However, if any shares of Common Stock are issued upon exercise of Warrants covered by this prospectus, and depending on the net book value per share of Common Stock, at the time of any such exercise, you may experience further dilution.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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PLAN OF DISTRIBUTION

This prospectus relates to 1,732,259 shares of our common stock issuable upon the exercise of 1,732,259 unexercised Warrants originally issued to investors in our initial public offering, which closed on April 24, 2023. The Warrants were offered and sold by us in the IPO pursuant to a prospectus dated April 20, 2023, which prospectus also covered the offer and sale by us of the shares of common stock underlying the Warrants. The ongoing offer and sale by us of the shares of common stock issuable upon exercise of the Warrants is being made pursuant to this prospectus.

The 1,732,259 unexercised Warrants covered by this prospectus are exercisable until April 24, 2026 at a current exercise price of $13.00 per share, subject to adjustment upon events specified in the Warrant Agency Agreement.

We will deliver shares of common stock upon exercise of the Warrants, in whole or in part. We will not issue fractional shares. Each Warrant contains instructions for exercise. In order to exercise a Warrant, the holder must deliver the information required by the Warrant Agency Agreement, along with payment of the exercise price, if the exercise price is being paid in cash, for the shares of common stock to be purchased. We will then deliver shares of common stock in the manner described in the Warrant Agency Agreement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “USGO.” The shares of common stock issuable upon exercise of the Warrants will be of the same class as the shares of common stock currently listed and traded on The Nasdaq Capital Market.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York.

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EXPERTS

The financial statements of U.S. GoldMining Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.usgoldmining.us, our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC.

We have filed with the SEC a registration statement under the Securities Act of which this prospectus forms a part. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov.

Our website address is www.usgoldmining.us. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission on March 20, 2026;
●	The portions of our definitive proxy statement on Schedule 14A that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on April 30, 2025;
●	Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 22, 2026, March 2, 2026 and March 19, 2026, and Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 23, 2026; and
●	The description of our common stock contained in our Registration Statement on Form 8-A, filed on April 19, 2023, pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in the “Description of Securities” filed as Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025, and any amendment or report filed with the SEC for purposes of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 1188 West Georgia Street, Suite 1830, Vancouver, BC, Canada V6E 4A2, Attention: Tyler Wong, Chief Financial Officer, or made by phone at (604) 388-9788. You may also access the documents incorporated by reference in this prospectus through our website at www.usgoldmining.us. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The fees and expenses payable by us in connection with this registration statement are estimated as follows:

SEC registration fee (**)	$5,830
Accounting Fees and Expenses (*)	25,000
Legal Fees and Expenses (*)	20,000
Total	$50,830

* Estimated expenses.

** Previously paid.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Registrant is a Nevada corporation.

Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the proceeding, if such person: (i) is not liable for breach of his or her fiduciary duties to the corporation; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action, if he or she: (i) is not liable for breach of his or her fiduciary duties to the corporation; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that a court of competent jurisdiction determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such person against such liability and expenses.

Under the Registrant’s Bylaws, the Registrant is obligated to indemnify any director, officer, employee or agent of the Registrant to the fullest extent permitted by the Nevada Revised Statutes, as described above. The Registrant’s Bylaws also require the Registrant to advance expenses, including attorneys’ fees, incurred by a director or officer in defending any civil, criminal, administrative, or investigative proceeding in advance of the final disposition of such proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Registrant.

The Registrant has also entered into indemnification agreements with each of its current directors and officers. The indemnification agreements generally require that the Registrant indemnify and hold the indemnitees harmless to the greatest extent permitted by law for liabilities arising out of the indemnitees’ service to it as directors and officers, if the indemnitees acted honestly and in good faith with a view to the best interests of the Registrant and, with respect to criminal and administrative actions or other non-civil proceedings that are enforced by monetary penalty, if the indemnitee had reasonable grounds to believe that his or her conduct was lawful. The indemnification agreements also provide for the advancing of defense expenses to the indemnitees by the Registrant.

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Item 16. Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation. Filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-269693), originally filed with the SEC on February 10, 2023, and incorporated by reference herein.

3.1(a)	Amendment No. 1 to Articles of Incorporation. Filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-269693), originally filed on February 10, 2023, and incorporated by reference herein.

3.2	Bylaws. Filed as Exhibit 3.3 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-269693), originally filed with the SEC on February 10, 2023, and incorporated by reference herein.

4.1	Specimen common stock certificate. Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-269693), originally filed with the SEC on February 10, 2023, and incorporated by reference herein.

4.2	Warrant Agency Agreement between the Company and Continental Stock Transfer & Trust Company dated March 9, 2023. Filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2023, and incorporated by reference herein.

4.3	Form of Warrant. Filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-269693), originally filed with the SEC on February 10, 2023, and incorporated by reference herein.

5.1	Opinion of Haynes and Boone, LLP

23.1	Consent of Deloitte LLP, Independent Registered Public Accounting Firm

23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

23.3	Consent of Tim Smith

23.4	Consent of Sue Bird

23.5	Consent of Steven Klohn

24.1	Power of Attorney (included in the signature page)

96.1	S-K 1300 Technical Report Summary, Initial Assessment for the Whistler Project.

101.INS	Inline XBRL Instance Document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

107	Filing Fee Table. Filed as Exhibit 107 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-269693), originally filed with the SEC on February 10, 2023, and incorporated by reference herein.

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Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on April 16, 2026.

U.S. GOLDMINING INC.

By:	/s/ Tim Smith
Name:	Tim Smith
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Tim Smith and Tyler Wong, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this Registration Statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Signature	Title	Date

/s/ Tim Smith	Chief Executive Officer and President	April 16, 2026
Tim Smith

/s/ Tyler Wong	Chief Financial Officer, Secretary and Treasurer	April 16, 2026
Tyler Wong	(Principal Financial Officer and Principal Accounting Officer)

/s/ Alastair Still	Chairman of the Board	April 16, 2026
Alastair Still

/s/ Garnet Dawson	Director	April 16, 2026
Garnet Dawson

/s/ Ross Sherlock	Director	April 16, 2026
Ross Sherlock

/s/ Lisa Wade	Director	April 16, 2026
Lisa Wade

/s/ Laura Schmidt	Director	April 16, 2026
Laura Schmidt

/s/ Aleksandra Bukacheva	Director	April 16, 2026
Aleksandra Bukacheva

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